UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 12, 2009

ORIENT PAPER, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52639	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Nansan Gongli, Nanhuan Road Xushui County, Baoding City Hebei Province, The People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011 - (86) 312-8605508

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities.

On August 13, 2009, the Company previously executed a consulting agreement  with Chinamerica Holdings, Ltd for the provision of certain consulting and advisory services in relation to, inter alia, a stock purchase and private placement transaction amounting to approximately $6.5 million (the “Transaction”). In consideration of such services and on completion of the Transaction, the Company had agreed to issue to Chinamerica Holdings, Ltd such number of shares of common stock of the Company as to amount to 2.5% of the Company’s issued and outstanding shares at that time.

The Transaction closed on October 7, 2009.  Accordingly, on November 12, 2009, the Company issued a total of 282,294 restricted post-split shares of common stock to Chinamerica Holdings, Ltd. The issuance of the common stock to Chinamerica Holdings, Ltd under the consulting agreement was exempt from registration under Section 4(2) of the Securities Act based upon our compliance with Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Transfers of such shares were restricted by the Company in accordance with the requirements of the Securities Act. Chinamerica Holdings, Ltd was provided with access to our Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Date: November 12, 2009

            ORIENT PAPER, INC.

            By: /s/ Zhenyong Liu
                  Zhenyong Liu
                  Chief Executive Officer